Exhibit 5


                             John Wiley & Sons, Inc.
                                111 River Street
                            Hoboken, New Jersey 07030



                                 March 16, 2005


John Wiley & Sons, Inc.
111 River Street
Hoboken, New Jersey 07030

Ladies and Gentlemen:

                     I act as counsel to John Wiley & Sons, Inc., a New York corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the U.S. Securities and Exchange Commission on the date hereof with respect to the registration of 8,000,000 shares of the Company's Class A Common Stock, par value $1.00 per share ("Common Stock"), issuable pursuant to the Company's 2004 Key Employee Stock Plan (the "Plan").

                     In so acting, I have examined copies of the Registration Statement, the Plan and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as I have deemed relevant and necessary for the opinion hereinafter set forth. In such examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photocopies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, I have relied upon certificates or comparable documents of officers and representatives of the Company.

                     Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that the 8,000,000 shares of Common Stock to be issued pursuant to the Plan have been duly authorized and, when issued and delivered upon receipt by the Company of consideration constituting lawful consideration under New York law in accordance with Plan, will be validly issued, fully paid and nonassessable (except, where applicable, as provided by Section 630 of the New York Business Corporation Law) and free of preemptive rights pursuant to law or in the Company's Certificate of Incorporation.


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                     The opinion herein is limited to the laws of the State of
New York and the federal laws of the United States, and I express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

                     I hereby consent to the use of this letter as an exhibit to the Registration Statement, to the reference to me in the Registration Statement under the heading "Interests of named Experts and Counsel," and to any and all references to me in the prospectus which is a part of the Registration Statement. I further consent to the use of this opinion as an exhibit to applications to securities commissioners of various states of the United States for registration or qualification of the Common Stock under the securities (or "blue sky") laws of such states.

                     This opinion is rendered solely for your benefit in connection with the transaction described herein. This opinion may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without my prior written except as noted above.



                                          Very truly yours,

                                          /s/ Gary M. Rinck

                                          Gary M. Rinck
                                          Senior Vice President and
                                          and General Counsel











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